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                                    CONSENT



     The undersigned consents to all references to him in the Registration Statement on Form S-1, Registration Statement No. 33-32727, and the related Prospectus, of Medical Device Technologies, Inc.



                                    /s/ William A. Clark
                                    ------------------------------
                                    William A. Clark



Fort Worth, Texas
May 16, 1996